Exhibit 99.2
                                                                 Preferred Stock


                      WISCONSIN PUBLIC SERVICE CORPORATION
                     700 North Adams Street, P.O. Box 19001
                         Green Bay, Wisconsin 54307-9001

                   SOLICITED BY THE BOARD OF DIRECTORS FOR THE
   SPECIAL MEETING OF PREFERRED SHAREHOLDERS TO BE HELD ON ____________, 2000

The undersigned hereby appoints Larry L. Weyers and Barth J. Wolf, or either thereof, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated on the reverse side of this form and, in their discretion, upon any matters incidental to the conduct of the Special Meeting which may properly arise, all of the shares of preferred stock of WISCONSIN PUBLIC SERVICE CORPORATION held of record by the undersigned on ____________, 2000, at the Special Meeting of Preferred Shareholders to be held on ________________, 2000, at _____ __.m. CDT, or at any adjournment thereof.

This Proxy, when property executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is given with respect to a particular proposal, this Proxy will be voted "FOR" such Proposal.

Please vote, date and sign on the reverse side and return promptly using the enclosed envelope. No postage is required if mailed in the United States of America.

                       ----------------------------------




                                        Check this box if you plan to attend
                                        the Special Meeting of Preferred
                                        Shareholders                         [ ]


                                         Indicate the number of shareholders
                                         who will be attending the meeting. ____

[X]      PLEASE MARK VOTES
         AS IN THIS EXAMPLE

WISCONSIN PUBLIC SERVICE
 CORPORATION                       1.   Proposal to approve the merger of
                                        Wisconsin Fuel and Light Company into
                                        Wisconsin Public Service Corporation
                                        pursuant to the Plan and Agreement of
                                        Merger dated as of July 13, 2000 among
                                        WPS Resources Corporation, Wisconsin
                                        Public Service Corporation, WF&L
                                        Acquisition Corp. and Wisconsin Fuel and
                                        Light Company.

                                            For       Against        Abstain
                                            [ ]         [ ]            [ ]

                                   2.   Proposal to amend paragraph (8)(b) of
                                        Part C of Article III of the Restated
                                        Articles of Incorporation of Wisconsin
                                        Public Service Corporation to permit
                                        mergers of corporations with or into
                                        Wisconsin Public Service Corporation
                                        which do not include a change in control of Wisconsin Public Service Corporation without the approval of the transaction by the holders of its Preferred Stock.

                                            For       Against        Abstain
                                            [ ]         [ ]            [ ]

                                   3.   Proposal to amend the Restated Articles
                                        of Incorporation of Wisconsin Public
                                        Service Corporation to delete in its
                                        entirety paragraph (9) of Part C of
                                        Article III thereof to eliminate a
                                        requirement of approval by holders of
                                        Preferred Stock for issuance of
                                        unsecured securities in excess of 20% of aggregate secured indebtedness, capital and surplus of Wisconsin Public Service Corporation.

                                            For       Against        Abstain
                                            [ ]         [ ]            [ ]

                                        If joint account, each owner must sign.

                                        Shareholder, please sign this proxy
                                        exactly as your name(s) appear(s) to the left, including the title "Executor", "Trustee", etc., if the same is indicated. If stock is held by a corporation, this proxy should be executed by a proper officer thereof.

Please be sure to sign and date this Proxy.         Date:  ____________, 2000.



____________________________________    ________________________________________
Shareholder sign here                   Co-owner sign here